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                                                                    EXHIBIT 99.1

                           CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-1 of American Safety Insurance Holdings, Ltd., a Bermuda corporation (the "Company"), Registration No. 333-133557, and in all subsequent amendments, including post-effective amendments, or supplements to the Registration Statement (including the prospectus contained therein and the filing of this consent as an exhibit to the Registration Statement), as a director nominee of the Company, with my election becoming effective prior to, at or soon after consummation of the offering contemplated therein.

Dated: May 25, 2006                       Signed:        /s/ Steven L. Groot
                                                  ------------------------------
                                                           Steven L. Groot